Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Cash Tender Offers

for Certain Outstanding Notes

WOONSOCKET, RI, August 12, 2020 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today that it has commenced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) for (i) up to $3,000,000,000 aggregate principal amount (the “2023 Notes Maximum Amount”) of its 4.000% Senior Notes due 2023 and 3.700% Senior Notes due 2023 and the 2.800% Senior Notes due 2023 issued by its wholly-owned subsidiary, Aetna Inc. (collectively, the “2023 Notes”) in the priorities set forth in the first table below (the “2023 Notes Tender Offers”) and (ii) up to $3,000,000,000 aggregate principal amount (the “2025 Notes Maximum Amount” and, together with the 2023 Notes Maximum Amount, the “Maximum Amounts”) of its 4.100% Senior Notes due 2025 and 3.875% Senior Notes due 2025 (collectively, the “2025 Notes”, and, together with the 2023 Notes, the “Notes”) in the priorities set forth in the second table below (the “2025 Notes Tender Offers”). Each group of Tender Offers that constitutes either the 2023 Notes Tender Offers or the 2025 Notes Tender Offers as the “Capped Tender Offers”.

The Tender Offers are summarized in the tables below:

The 2023 Notes Tender Offers

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	2023 Notes Maximum Amount(1)(2)	Acceptance Priority Level(3)	UST Reference Security	Bloomberg Reference Page(4)	Fixed Spread (bps)	Early Tender Payment(5)
4.000% Senior Notes due 2023	126650 CC2	CVS Health	$1,250,000,000	$3,000,000,000	1	0.125% UST due 07/15/2023	PX1	20	$30
3.700% Senior Notes due 2023	126650 CV0	CVS Health	$6,000,000,000		2	0.125% UST due 07/15/2023	PX1	25	$30
2.800% Senior Notes due 2023	00817Y AV0	Aetna Inc.	$1,300,000,000		3	0.125% UST due 07/15/2023	PX1	25	$30

The 2025 Notes Tender Offers

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	2025 Notes Maximum Amount (1)(2)	Acceptance Priority Level(3)	UST Reference Security	Bloomberg Reference Page(4)	Fixed Spread (bps)	Early Tender Payment(5)
4.100% Senior Notes due 2025	126650 CW8	CVS Health	$5,000,000,000	$3,000,000,000	1	0.250% UST due 07/31/2025	PX1	36	$30
3.875% Senior Notes due 2025	126650 CL2	CVS Health	$2,828,067,000		2	0.250% UST due 07/31/2025	PX1	43	$30

(1)

The 2023 Notes Maximum Amount of $3,000,000,000 represents the aggregate principal amount of 2023 Notes that will be purchased in the 2023 Notes Tender Offers. The 2025 Notes Maximum Amount of $3,000,000,000 represents the aggregate principal amount of 2025 Notes that will be purchased in the 2025 Notes Tender Offers.

(2)

If the principal amount of Notes tendered at or prior to the Early Tender Date (as defined below) or Expiration Date (as defined below) is such that the Maximum Amount with respect to one of the Capped Tender Offers is not met and the Maximum Amount with respect to the other of the Capped Tender Offers is exceeded, then the Maximum Amount that was exceeded may, at CVS Health’s sole discretion, be increased above such Maximum Amount to allow for the purchase of additional amounts of such Notes provided that aggregate principal amount of $6,000,000,000 of Notes to be purchased in the Tender Offers is not exceeded.

(3)

Subject to the Aggregate Maximum Amount, the Maximum Amounts, Reallocation (as defined below) and proration, the principal amount of each series of Notes that is purchased in each of the Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(4)

The applicable page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(5)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.

The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 12, 2020 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. The purpose of the Tender Offers is to refinance a portion of CVS Health’s debt and to lower its overall indebtedness.

The sum of the 2023 Notes Maximum Amount and the 2025 Notes Maximum Amount is $6,000,000,000 (the “Aggregate Maximum Amount”), which represents the aggregate principal amount of the Notes subject to the Tender Offers and excludes any Accrued Interest (as defined below) or Early Tender Payment specified in the tables above that may be payable. If the principal amount of Notes tendered at or prior to the Early Tender Date or Expiration Date is such that the Maximum Amount with respect to one of the Capped Tender Offers is not met and the Maximum Amount with respect to the other of the Capped Tender Offers is exceeded, then the Maximum Amount that was exceeded may, at CVS Health’s sole discretion, be increased above such Maximum Amount to allow for the purchase of additional amounts of such Notes provided that the Aggregate Maximum Amount is not exceeded (“Reallocation”). If the Maximum Amount with respect to one of the Capped Tender Offers is increased at the Early Settlement Date (as defined below) pursuant to a Reallocation and the Aggregate Maximum Amount is not purchased at the Early Settlement Date, CVS Health reserves the right to further adjust the Maximum Amounts for one or both of the Capped Tender Offers in connection with purchases made at the Expiration Date as it deems appropriate provided that the Aggregate Maximum Amount is not exceeded.

The Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 25, 2020 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration, which includes the Early Tender Payment. The Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on September 9, 2020 (the “Expiration Date”) will be eligible to receive the applicable tender offer consideration (the “Maximum Tender Offer Consideration”), namely the applicable Total Consideration minus the Early Tender Payment.

The applicable Total Consideration payable by CVS Health for the Notes will be a price per $1,000 principal amount based on the yield to maturity or first par call date, as the case may be, of the U.S. Treasury reference securities specified in the tables above (the “UST Reference Security”), as determined at 9:00 a.m., New York City time, on August 26, 2020 (unless otherwise extended by us as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase. For the avoidance of doubt, if the applicable Total Consideration determined is less than $1,000 per $1,000 principal amount of such series of Notes, then the Total Consideration will be calculated to the stated maturity date and not to the first par call date for such series of Notes.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be promptly after the Early Tender Date, which is expected to be August 27, 2020, the second business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be September 11, 2020, the second business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if either or both of the Maximum Amounts of applicable Notes is not purchased on such Early Settlement Date.

In addition to the Total Consideration or Maximum Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on August 25, 2020 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, Holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless CVS Health is required to extend withdrawal rights under applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but the Tender Offers are subject to a financing condition and certain other general conditions as described in the Offer to Purchase. Each Tender Offer is a separate offer. The Capped Tender Offers are not conditioned on each other. Each Tender Offer may be individually amended, extended or terminated by CVS Health.

CVS Health has retained Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. Requests for assistance relating to the procedures for tendering Notes may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 714-3305 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-6351 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-8553 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health employees are united around a common goal of becoming the most consumer-centric health company. We’re evolving based on changing consumer needs and meeting people where they are, whether that’s in the community at one of our nearly 10,000 local touchpoints, in the home, or in the palm of their hand. Our newest offerings — from HealthHUB® locations that are redefining what a pharmacy can be, to innovative programs that help manage chronic conditions — are designed to create a higher-quality, simpler and more affordable experience. Learn more about how we’re transforming health at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties related to the COVID-19 pandemic, the geographies impacted and the severity and duration of the pandemic, the pandemic’s impact on the U.S. and global economies and consumer behavior and health care utilization patterns, and the timing, scope and impact of stimulus legislation and other federal, state and local governmental responses to the pandemic, as well as the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and our recently filed Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.